EXHIBIT   99.1


                            TETRA TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN
                   FOR NONEXECUTIVE EMPLOYEES AND CONSULTANTS



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                                             TETRA TECHNOLOGIES, INC.

                             1996 STOCK OPTION PLAN
                   FOR NONEXECUTIVE EMPLOYEES AND CONSULTANTS


                             I. Purpose of the Plan

         The TETRA Technologies, Inc. 1996 Stock Option Plan for Nonexecutive Employees and Consultants (the "Plan") is intended to provide a means whereby nonexecutive employees and consultants of TETRA Technologies, Inc., a Delaware corporation (the "Company"), and its Affiliates (as defined below) may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and its Affiliates, and to encourage them to remain with and devote their best efforts to the business of the Company and its Affiliates, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may make awards ("Awards") to certain employees and consultants in the form of stock options ("Options") with respect to shares of the Company's common stock, par value $0.01 per share ("Stock"), and in the form of stock appreciation rights ("Rights"). Options shall be nonqualified stock options ("Options") which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Rights may be granted either separately or in tandem with Options. For purposes of the Plan, an "Affiliate" shall be any corporation which is a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code.


                               II. Administration

         The Plan shall be administered by the Board of Directors of the Company (the "Board") or such committee of members of the Board as the Board may appoint (the "Committee"). Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

         The Committee shall have the sole authority to determine the terms and provisions of the Option agreements and Rights agreements (collectively, the "Agreements") entered into in connection with Awards under the Plan; to prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may vary the terms and provisions of the Agreements in its discretion.

         The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. Members of the Committee shall not receive compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan or of any Award under the Plan and any determination by the Committee under any provision of the Plan or any such Award shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

         The Committee shall have authority to grant Options, to determine the purchase price of the Stock covered by each Option (the "Exercise Price"), the term of each Option, the nonexecutive employees and consultants to whom, and the times at which, Options shall be granted, and the number of shares to be covered by each Option; to determine which


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Options shall be accompanied by Rights; and to grant Rights without or in tandem
with  accompanying   Options,  to  determine  the  nonexecutive   employees  and
consultants to whom, and the time or times at which, such Rights shall be granted, and the Exercise Price of, the term of, and the number of shares of Stock subject to a Right. All decisions made by the Committee in selecting the persons to whom Awards shall be granted, in establishing the number of shares covered by each Award and the other terms and provisions thereof, and in construing the provisions of the Plan and the Agreements shall be final.

         Only nonexecutive employees and consultants of the Company and its Affiliates shall be eligible to receive Awards under the Plan; no person who is subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, shall be eligible to receive an Award under this Plan. In making an Award to an employee or consultant, the Committee shall take into consideration the contribution the employee or consultant has made or may make to the success of the Company or its Affiliates and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees and consultants of the Company and its Affiliates with regard to these matters. In no event shall any employee or consultant or his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.


                         III. Shares Subject to the Plan

         The aggregate number of shares which may be issued under Awards granted under the Plan during any calendar year shall not exceed 500,000 shares of Stock of the Company. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. Until termination of the Plan and the expiration of all Awards granted under the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Awards. the aggregate number of shares which may be issued under Awards granted under the Plan shall be subject to adjustment as provided in Article V hereof.


                        IV. Grants of Options and Rights

                  A. Options. Options granted under the Plan shall be for such number of shares of Stock and subject to such terms and conditions, which may include without limitation the achievement of specific goals, as the Committee shall designate. The Committee may grant Options at any time and from time to time through, but not after December 31, 2006 to any optionee eligible to receive the same.

                  B. Rights. A Right shall entitle the holder thereof to receive from the Company an amount equal to the Market Value Per Share on the exercise date, over the Exercise Price, multiplied by the total number of shares of Stock for which the Right is exercised. The amount payable by the Company upon the exercise of a Right may be paid in cash or in shares of Stock or in any combination thereof as the Committee in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any Right. Rights may be granted by the Committee to any optionee eligible to receive the same at any time and from time to time through, but not after, December 31, 2006. A Right may, but need not, relate to a specific Option granted under this Plan. If a Right relates to a specific Option, it may be granted either concurrently with the Option or at any time prior to the exercise, termination, cancellation or expiration of such Option.

                           The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to Rights granted under the Plan including, without limitation, the achievement of specific goals; provided, however, that each Right granted hereunder shall be exercisable only upon consent of the Committee; and provided further, that and Right that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable.

                  C. Terms of Options and Rights. Options and Rights granted pursuant to this Plan shall be evidenced by Agreements that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with this Plan, as the Committee shall deem advisable. Rights that relate to a specific Option, however, may be evidenced by the Agreement setting forth the Option to which



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         such Rights relate,  or an amendment  thereto.  References herein to an
         Agreement shall include, to the extent applicable, any amendments to such Agreement.

                           1. Payment of Option Exercise Price. Upon exercise of
                  an Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company, (ii) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee's behalf the full amount of the Exercise Price and any required tax withholdings from the proceeds of such sale. In the event that the optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise. Payment instruments will be received subject to collection.

                           2. Number of Shares. Each Agreement shall state the total number of shares of Stock that are subject to the Option and/or Right.

                           3. Exercise Price. The Exercise Price for each Option
                  and Right shall be fixed by the Committee at the Grant Date.

                           4.  Market  Value Per Share.  The  "Market  Value Per
                  Share" as of any particular date shall be determined by any fair and reasonable means determined by the Committee, which may include, if the Stock is listed for trading on a national or regional stock exchange, the closing price quoted on such exchange which is published in The Wall Street Journal reports for the day of the grant, or if no trade of the Stock shall have been reported for such date, the closing price quoted on such exchange which is published in The Wall Street Journal reports for the next day prior thereto on which a trade of the Stock was so reported, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information. If shares of the Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Value Per Share" shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

                           5. Term.  The term of each Option  and/or Right shall
                  be determined by the Committee at the Grant Date; provided, however, that each Option and/or Right shall, notwithstanding anything in the Plan or an Agreement to the contrary, expire not more than ten years from the Grant Date or, if earlier, the date specified in the Agreement.

                           6.  Date  of  Exercise.  In  the  discretion  of  the
                  Committee, each Agreement may contain a provision not inconsistent with Article V.E. stating that the Option and/or Right granted therein may not be exercised in whole or in part for a period or periods of time specified in such Agreement, subject to Article V.E., and except as so specified therein, any Option or Right may be exercised in whole at any time or in part from time to time during its term. The Committee may, however, at any time, in its sole discretion amend any outstanding Option or Right to accelerate the time that such Option or Right shall be exercisable or to provide that the time for exercising such Option or Right shall be accelerated upon the occurrence of a specified event.



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                           7.  Termination of  Employment.  In the event that an
                  optionee's employment with the Company and its Affiliates shall terminate for reasons other than (i) retirement pursuant to a retirement plan of the Company or one of its Affiliates ("retirement"), (ii) permanent disability or (iii) death, the employee's Options and/or Rights shall be exercisable by him, subject to subsections 5 and 6 above, only within three months after such termination, but only to the extent the Options and/or Rights were exercisable immediately prior to such termination of employment, unless the Committee, in its discretion  and on an  individual  basis,  provides  that  the
                  Options  and/or  Rights   granted  to  such  employee   remain
                  exercisable following termination of employment for the full term of such Options and/or Rights.

                           If, however,  any termination of employment is due to
                  retirement or permanent disability, the optionee shall have the right, subject to the provisions of subsections 5 and 6 above, to exercise any Option and/or any Right at any time within the 12 months after such termination of employment, but only to the extent that the Option and/or Right was exercisable immediately prior to such termination of employment.

                           Whether  any  termination  of  employment  is  due to
                  retirement or permanent disability and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee.

                           If an optionee  shall die while  entitled to exercise
                  an Option and/or Right, the optionee's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections 5 and 6 above, to exercise the Option and/or Right, if any, at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

                           The Committee may, in its discretion,  accelerate the
                  exercisability of all or part of an optionee's Option and/or Rights that are not exercisable as of the date of retirement, permanent disability or death.

                  D. The right of an optionee to exercise an Option or Right shall terminate to the extent that such Option or Right is exercised and, to the extent that a Right relates to a specific Option, the exercise of the Right shall terminate a corresponding portion of the related Option and, conversely, to the extent that such optionee exercises the related Option, a corresponding portion of such Right shall terminate.

                  E. Options and Rights may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become key employees of the Company or of any Affiliate as a result of a merger or consolidation of the employer corporation with the Company or such Affiliate, or the acquisition by the Company or an Affiliate of assets of the employer corporation or the acquisition by the Company or an Affiliate of stock of the employer corporation, with the result that such employer corporation becomes an Affiliate.


                      V. Recapitalization or Reorganization

                  A. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                  B. The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Award theretofore



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         granted,  the Company shall effect a subdivision  or  consolidation  of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which such Award may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the Exercise Price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the Exercise Price per share shall be proportionately increased.

                  C. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Awards theretofore granted or the Exercise Price per share of outstanding Awards.

                  D. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

                  E. If a Corporate Change (as defined below) shall occur, then as of its Effective Date (as defined below) the Committee, acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following Alternatives (as defined below) or a combination of Alternatives with respect to all outstanding Awards.

                  A "Corporate Change" shall have occurred if:

                           (i) the Company shall not be the surviving  entity in
                  any merger or consolidation (or survives only as a subsidiary of another entity),

                           (ii) the Company sells, exchanges, disposes or otherwise transfers all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary),

                           (iii) any  person or entity  (including  a "group" as
                  contemplated by Section 13(d)(3) of the 1934 Act) after the date hereof acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Stock,

                           (iv) the Company is to be dissolved  and  liquidated,
                  or

                           (v) as a result of or in connection  with a contested
                  election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

                  The "Effective Date" shall be a date selected by the Committee, which (a) in the event of the occurrence of a Corporate Change specified in clause (i), (ii) or (iv) above, shall be no later than a date determined by the Committee to be far enough in advance of the date of such Corporate Change to permit each optionee to exercise such optionee's Options to purchase shares of Stock and participate therewith in such Corporate Change or (b) in the event of the occurrence of a Corporate Change specified in Clause (iii) or (v) above, shall be no later than thirty days after such Corporate Change.



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                  For purposes of the Corporate  Changes  described in (iii) and
         (v) above, the "Committee" shall be either the Committee as constituted prior to the occurrence of such Corporate Change or, if no Committee had been appointed, the Board as constituted prior to the occurrence of such Corporate Change.

                  The "Alternatives" are:

                           (1) In the case of a Corporate  Change  specified  in
                  clauses (i), (ii) or (iv), the Committee may accelerate the time at which Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all unexercised Awards and all rights of optionees thereunder shall terminate;

                           (2) The  Committee may  accelerate  the time at which
                  Awards then outstanding may be exercised so that such Awards may be exercised in full for their then remaining term; or

                           (3) The Committee may require the mandatory surrender
                  to the Company of outstanding Awards held by such optionees (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or not later than sixty days after such Corporate Change, specified by the Committee, and in such event the Committee shall thereupon cancel such Awards and the Company shall pay to each optionee an amount of cash equal to the excess of the Market Value Per Share (determined as of the date such Corporate Change is effective) of the aggregate shares of Stock subject to such Award (whether or not then vested), over the aggregate Exercise Price of such shares.

                  The Alternatives may be made conditional on the occurrence of any of the Corporate Changes specified in clauses (i) through (v) above and may vary among individual optionees. Notwithstanding the foregoing, the Committee shall not select an Alternative (unless consented to be the optionee) such that, if an optionee exercised his accelerated Award pursuant to Alternative (1) or (2) and participated in a transaction specified in clause (i), (ii) or (iv) or received cash pursuant to Alternative (3), the Alternative would result in the optionee's owing any money by virtue of operation of Section 16(b) of the 1934 Act. If all such Alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such optionees in as close to the same position as such optionee would have been in had Alternative (1), (2) or (3) been selected but without resulting in any payment by such optionee pursuant to Section 16(b) of the 1934 Act.

                  Notwithstanding the foregoing, (1) with the consent of the optionee, the Committee may in lieu of the foregoing make such provision with respect to any Corporate Change as it deems appropriate, and (2) in the event that a Corporate Change described in Clauses (i),
         (ii) or (iii) occurs, but such Corporate Change does not result in any effective change in ownership or control of the Company, the Committee shall make such adjustments in the designation and number of unpurchased shares subject to this Plan, the number of shares subject to Awards outstanding under this Plan, the Exercise Price specified in Awards outstanding under the Plan, and such other terms and provisions of the Awards outstanding under this Plan as the Committee may determine to be appropriate and equitable.


                            VI. Optionee's Agreement

         If, at the time of the exercise of any Award, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the optionee exercising the Award to agree to hold any shares issued to the optionee for investment and without intention to resell or distribute the same and for the optionee to agree to dispose of such shares only in compliance with such laws and regulations, the optionee will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.



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                           VII. Withholding for Taxes

         Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Stock pursuant to the exercise of an Award under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include any arrangements similar to those permissible for payment of the Exercise Price of Awards.


                 VIII. Termination of Authority to Grant Awards


         No Awards will be made pursuant to this Plan after December 31, 2006.


                          IX. Amendment and Termination

         The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Awards hereunder; provided, that no change in any Award theretofore granted may be made which would impair the rights of the optionee, without the consent of such optionee.


                X. Preemption by Applicable Laws and Regulations

         Anything in the Plan or any Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Stock, the payment of consideration to an employee or consultant as a result of the exercise of any Right, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either Company or the employee or consultant (or the employee's or consultant's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.


                                XI. Miscellaneous

                  A. No Employment or Consulting Contract. Nothing contained in the Plan shall be construed as conferring upon (i) any employee the right to continue in the employ of the Company or any Affiliate or (ii) any consultant the right to continue consulting for the Company or any Affiliate.

                  B. Employment with Affiliates. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Affiliate.

                  C. No Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to shares covered by such optionee's Award until the date of the issuance of shares to the optionee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

                  D. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any optionee, such optionee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any Affiliate or creating a trust of any kind or a fiduciary relationship of any kind between the Company or an Affiliate and any such person.

                  E. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No optionee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

                  F. Non-assignability. Neither an optionee nor an optionee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such optionee's or beneficiary's interest arising under the Plan or any Award received under the Plan; nor shall such interest be subject to seizure for the payment of an optionee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an optionee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Award.


                  G. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to the Plan will be used for general purposes.

                  H. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

         Adopted effective as of July 25, 1996.